Exhibit 99.1

The Men’s Wearhouse, Inc.
News Release	For Immediate Release
MEN’S WEARHOUSE ANNOUNCES REDEMPTION
WITH REGARD TO ITS CONVERTIBLE DEBENTURES
HOUSTON — November 16, 2006 — The Men’s Wearhouse (NYSE: MW) announced today that, as a result of the closing sale price of the Company’s common stock exceeding 140% of the conversion price for the requisite number of days during the requisite period, the Company has elected to redeem the full $130,000,000 aggregate principal amount of the 3.125% Convertible Senior Notes due 2023. The redemption date will be December 15, 2006.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 743 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.
For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com.

CONTACT:	Neill Davis, EVP & CFO, Men’s Wearhouse (713) 592-7200 Ken Dennard, DRG&E (713) 529-6600